Exhibit 9.4

                  SECOND AMENDMENT TO FINANCIAL AGENT AGREEMENT


THIS AMENDMENT made effective as of the 1st day of July, 1997 amends that certain Financial Agent Agreement dated December 11, 1997 and amended January 1, 1997 by and among the following parties (the "Agreement") as herein below provided.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto wish to amend the Agreement to include an express provision to allow the addition of funds without necessitating a formal amendment to said Agreement:

         NOW, THEREFORE, in consideration of the foregoing premise, Paragraph 8 of the Agreement is renumbered to Paragraph 9 and the following language inserted as the new Paragraph 8:

         8.  Additional Funds

                  Additional funds may become party to this Agreement by notifying the Financial Agent in writing, and if the Financial Agent agrees in writing to provide its services, such fund shall become a Trust subject to the terms of the Agreement. Such notification shall include a revised Schedule A reflecting the new fund(s) as added to the appropriate fund classification(s).

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 22nd day of July, 1997.

                                    PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                                    PHOENIX INCOME AND GROWTH FUND
                                    PHOENIX MULTI-PORTFOLIO FUND
                                    PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                                    PHOENIX SERIES FUND
                                    PHOENIX STRATEGIC ALLOCATION FUND, INC.
                                    PHOENIX STRATEGIC EQUITY SERIES FUND
                                    PHOENIX  WORLDWIDE OPPORTUNITIES FUND



                                    By:   /s/ Philip R. McLoughlin
                                          --------------------------------------
                                              Philip R. McLoughlin
                                              President

                                    PHOENIX EQUITY PLANNING CORPORATION


                                    By:   /s/ David R. Pepin
                                          --------------------------------------
                                              David R. Pepin
                                              Executive Vice President